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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File No. 33-35276, Registration Statement File No. 33-64798, Registration Statement File No. 333-32135, Registration Statement File No. 333-17061, Registration Statement File No. 333-20589, and Registration Statement File No. 333-70707.


Arthur Andersen LLP

Orange County, California
March 19, 2001